As filed with the Securities and Exchange Commission on August 2, 2010.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NXP Semiconductors N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

High Tech Campus 60, 5656 AG Eindhoven, The Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-166128
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, €0.20 par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the Common stock, $0.20 par value (the “Common Stock”) of NXP Semiconductors N.V. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Amendment No. 7 to the Registration Statement on Form F-1 (File No. 333-166128) relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2:	Exhibits.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 7 to the Registration Statement on Form F-1, File No. 333-166128).

3.2	Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 7 to the Registration Statement on Form F-1, File No. 333-166128).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NXP Semiconductors N.V.

Date: August 2, 2010	By:	/s/ Jean Schreurs
	Name:	Jean Schreurs
	Title:	Senior Vice President and Senior Corporate Counsel